Exhibit 10.15

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (the “Agreement”), dated as of August 22, 2011, by and among CCT FUNDING LLC, a Delaware limited liability company (the “Borrower”), CORPORATE CAPITAL TRUST, INC., a Maryland corporation (the “Manager”), DEUTSCHE BANK AG, NEW YORK BRANCH (the “Administrative Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely as custodian and securities intermediary (the “Custodian”).

WITNESSETH:

WHEREAS, the Borrower has entered into a credit agreement with the Administrative Agent, in such capacity and in its capacity as a Lender, and each other Lender party thereto from time to time (as amended, the “Credit Agreement”) and a security agreement with the Administrative Agent (as amended, the “Security Agreement”), each dated as of the date hereof (all terms defined in the Credit Agreement or the Security Agreement and not otherwise defined in this Agreement, as used herein, have the respective meanings provided for therein);

WHEREAS, pursuant to the Security Agreement, the Borrower granted to the Administrative Agent for the benefit of itself and the Lenders a continuing first priority security interest in all right, title and interest of the Borrower in, to and under all of the property specified in Section 2(a) of the Security Agreement, including the Accounts (as defined below), whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Pledged Property”);

WHEREAS, each of the Borrower, Administrative Agent and the Manager desires to have the Custodian perform certain duties and provide such additional services as the Administrative Agent may from time to time request, in respect of the Pledged Property, consistent with the terms of this Agreement; and

WHEREAS, the Custodian has the capacity to provide the services required hereby and is willing to perform such services for the Borrower and the Administrative Agent on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Appointment and Duties of the Custodian.

(a) The Borrower and the Administrative Agent each hereby appoints Deutsche Bank Trust Company Americas, and it hereby accepts the appointment, to act as Custodian pursuant to the terms of this Agreement, until the termination of this Agreement or the Custodian’s resignation or removal as custodian pursuant to Section 11 hereof. In such capacity, the Custodian shall assist the Administrative Agent, the Borrower and the Manager by performing certain services and providing to the Borrower, the Manager and the Administrative Agent certain reports and schedules, all as more particularly described below (including Section

1 and Section 2 hereof) and in Schedule A hereto (collectively, the “Services”), in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and based upon information and data received by the Custodian (i) from or on behalf of the Borrower, the Manager or the Administrative Agent and (ii) with respect to any Property (as defined below). The Custodian’s duties and authority hereunder are limited to the duties and authority specifically set forth in this Agreement and no implied or inferred obligations of any kind shall be read into this Agreement, against or on the part of the Custodian. By entering into, or performing its duties under, this Agreement, the Custodian shall not be deemed to assume any obligations or liabilities of the Administrative Agent, the Borrower or the Manager under any agreement to which any of them is a party, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Administrative Agent, the Borrower or of the Manager under or pursuant to any other agreement.

(b) The Borrower hereby employs the Custodian as custodian of all Pledged Property of the Borrower which is delivered to the Custodian pursuant to the terms and conditions set forth herein (collectively, the “Property”). For purposes of this Agreement, “delivery” of Property shall include (i) the acquisition of a Security Entitlement with respect thereto and (ii) any other form of delivery set forth in the Credit Agreement or the Security Agreement. Without limitation, the Property shall include (i) stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of the Borrower (“Securities”), (ii) cash and other funds from whatever source and in whatever currency (“Cash”) and (iii) Assignment Agreements, promissory notes and other agreements and supporting documentation relating to Bank Loans and other General Intangibles. The Custodian shall not be responsible for any Pledged Property of the Borrower held or received by the Borrower or others and not delivered to the Custodian.

The Custodian agrees to establish and maintain, in its capacity as Securities Intermediary pursuant to Section 2 hereof, the Custodial Account, account number KK11B1.1 (together with any sub-accounts thereof, the “Custodial Account”). Any and all Property consisting of Securities or negotiable Instruments from time to time received and accepted by the Custodian for the account of the Borrower shall be credited to the Custodial Account. The Custodian agrees to establish and maintain on its books, in its capacity as Bank (as that term is defined in the UCC) pursuant to Section 2 hereof, the Cash Collateral Account, account number KK11B1.2 (together with any sub-accounts thereof, the “Cash Collateral Account”). Any and all Property consisting of Cash from time to time received and accepted by the Custodian for the account of the Borrower shall be credited to the Cash Collateral Account. The Custodian shall establish and maintain the following sub-accounts of the Cash Collateral Account: (i) CCT Funding Sub-account, account number: KK11B1.3, (ii) Deutsche Bank Revolving Sub-account, account number: KK11B1.4, (iii) Principal Collections Sub-account, account number: KK11B1.5, (iv) Interest Collections Sub-account, account number: KK11B1.6, (v) Administrative Expense Sub-account, account number: KK11B1.7 and (vi) Revolving Loan Collateral Sub-account, account number: KK11B1.8 (the “Revolving Loan Collateral Sub-account”) and also may, with the consent of the Administrative Agent, establish and maintain one or more additional account(s) or sub-account(s) on its books in the name of the Borrower as it deems necessary or desirable for administrative purposes with respect to the Property held by the Custodian for the benefit of the Borrower. The Custodian may, with the written consent of the Administrative Agent, appoint one or more sub-custodian(s) as it deems necessary or desirable who shall by reason of such appointment be entitled to the same protections and immunities as provided to the Custodian hereunder. The Custodial Account, the Cash Collateral Account, the Administrative Expense Sub-account and any additional accounts or sub-accounts established by the Custodian pursuant to Section 2 hereof are herein, collectively, referred to as the “Accounts.” Each of the Accounts shall be a non-interest bearing account and identified on the Custodian’s books and records as having been pledged by the Borrower to Deutsche Bank AG, New York Branch, as administrative agent under the Credit Agreement. Cash in any Account shall be invested in accordance with Section 9 hereof.

(c) The Custodian shall hold, keep safe and protect (i) as custodian for all Property not credited to the Accounts and (ii) as custodian for the Accounts, in each case under the foregoing clauses (i) and (ii) on behalf of and for the benefit of the Borrower and the Administrative Agent, all Property and to the extent such Property constitutes Financial Assets, shall maintain those Financial Assets as Security Entitlements in favor of the Borrower; provided, however, that with respect to any non-negotiable Instruments (including promissory notes) delivered to the Custodian thereunder, the Custodian shall hold the same exclusively as agent and bailee of the Administrative Agent. The Custodian will collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the related Account.

(d) The Borrower and the Manager shall cooperate with the Custodian in connection with the Services to be performed by it, including in respect of the calculations relating to periodic reports or as otherwise reasonably requested hereunder. Upon reasonable request by the Custodian, each of the Borrower and the Manager further agrees to provide the Custodian from time to time during the term of this Agreement, on a timely basis, any information in its possession relating to the Property and any proposed purchases, sales or other dispositions thereof as to enable the Custodian to perform its duties hereunder. Without limiting the generality of the foregoing, each of the Borrower and the Manager shall supply in a timely fashion any information maintained by it that the Custodian may from time to time reasonably request with respect to the Property, reasonably need to complete the reports required to be prepared by the Custodian hereunder or reasonably require to permit the Custodian to otherwise perform its obligations hereunder.

(e) At the request of the Administrative Agent, the Borrower or the Manager shall review the contents of all reports, instructions and statements prepared by the Custodian in accordance with this Agreement. To the extent any of the information in such reports, instructions or statements conflicts with data or calculations in the records of the Borrower or the Manager, the Borrower or the Manager shall use reasonable efforts to notify the Custodian and the Administrative Agent of such discrepancy and assist the Custodian in reconciling such discrepancy.

(f) If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may request written instructions

(or verbal instructions, followed by written confirmation) from the Administrative Agent as to the course of action desired by it. If the Custodian does not receive such instructions within two Business Days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any particular courses of action; provided that the Custodian as promptly as possible notifies the Administrative Agent which course of action, if any, it has decided to take. The Custodian shall act in accordance with instructions received from the Administrative Agent after such two Business Days except (so long as it has provided the notice set forth in the prior sentence) to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

(g) The Custodian shall cooperate with the auditors or independent certified public accountants appointed by the Borrower or the Manager on behalf of the Borrower, and with agents of the Manager that the Manager has notified the Custodian have authority to act on the Manager’s or the Borrower’s behalf, and shall provide information in the possession of the Custodian necessary for auditing by the auditors or independent certified public accountants of the financial statements.

Section 2. Custodian as Securities Intermediary and Depositary Bank.

(a) The Custodian also is hereby appointed and shall serve as Securities Intermediary with respect to the Custodial Account and as Bank with respect to the Cash Account. With specific reference to this Section 2, all capitalized terms used and not defined elsewhere shall have the meanings assigned to such terms in the UCC. The Security Entitlements and all Financial Assets credited to the Custodial Account, including without limitation all Securities, Fund Investments, Financial Assets, Investment Property and other Property from time to time deposited in or credited to such Account and all proceeds thereof held from time to time in the Custodial Account will continue to be held for the Borrower by the Custodian as Securities Intermediary and all Cash credited to the Cash Collateral Account will be continue to be held for the Borrower by the Custodian as Bank. Upon the termination of this Agreement, the Administrative Agent shall inform the Custodian of such termination.

(b) With respect to any portion of the Property, the Custodian agrees that:

(i) it will comply with (A) any Entitlement Order originated by the Administrative Agent relating to the Custodial Account or any Financial Asset credited thereto, (B) any instruction originated by the Administrative Agent directing the disposition of Cash on deposit in the Cash Collateral Account and (C) any other instruction from the Administrative Agent in respect of the Accounts or the Property, in each case without further consent by the Borrower or any other Person. The Borrower consents and agrees to the foregoing;

(ii) except as provided in subsection (h) below, all Property held by the Custodian for the Borrower, whether in the Accounts or otherwise, shall be subject to the exclusive custody and control of the Custodian as directed by the Administrative Agent, and the Administrative Agent shall have sole authority to direct the Custodian with respect thereto; and

(iii) it will promptly notify the Administrative Agent, the Manager and the Borrower upon receipt of written notice that any other Person claims that it has a property interest in any Property held by the Custodian pursuant to this Agreement (whether in the Accounts or otherwise) other than the Administrative Agent.

(c) The Custodian hereby confirms that (i) the Custodial Account is a Securities Account, (ii) the Custodian is acting as a Securities Intermediary in respect of the Custodial Account, (iii) any portion of the Property capable of being credited to the Custodial Account shall be promptly credited by the Custodian to such Account, (iv) all Securities and other Property underlying any Financial Assets credited to the Custodial Account (other than Cash) shall be registered in the name of the Custodian, endorsed to the Custodian in blank or credited to another Securities Account maintained in the name of the Custodian, (v) all Cash shall be credited to the Cash Collateral Account, (vi) the Borrower is the Bank’s Customer with respect to the Cash Collateral Account, (vii) the Cash Collateral Account is a Deposit Account, (viii) the Custodian is a Bank and is acting in such capacity in respect of the Cash Collateral Account and (ix) neither the Cash Collateral Account nor any Cash at any time held therein or credited thereto is or will be evidenced by any Instrument or constitutes or will constitute Investment Property.

(d) In the event that the Custodian has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Property, Account or other Financial Asset or Security Entitlement credited to any Account, the Custodian hereby agrees that such security interest shall be subordinate to the security interest of the Administrative Agent on behalf of itself and the Lenders. The Property credited to any Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Borrower in the case of the Accounts; provided that the Custodian may deduct from any Account amounts which were previously credited if notified that a deposit was not cleared by reason of insufficient funds.

(e) There are no other agreements entered into by the Custodian, acting in its capacities as Bank or Securities Intermediary, and the Custodian agrees that it will not enter into any agreement with any other Person with respect to any Account (unless agreed to in writing by the Administrative Agent and the Borrower). In the event of any conflict between this Agreement (or any provision hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail, except that in the event of any conflict between this Agreement and the Credit Agreement or the Security Agreement, with respect to any rights or obligations of any party thereto, the Credit Agreement or the Security Agreement, as applicable, shall prevail.

(f) The obligations of the Custodian hereunder shall continue until the Administrative Agent has determined that the Release Conditions have been satisfied and notified the Custodian of such event in writing.

(g) The State of New York shall be the “securities intermediary’s jurisdiction” in respect of the Custodial Account for purposes of Section 8-110(e) of the UCC, and the

“bank’s jurisdiction” in respect of the Cash Collateral Account for purposes of Section 9-304 of the UCC.

(h) The Custodian shall make distributions and payments from Cash and Financial Assets credited to or on deposit in the Accounts, in each case based on the written instructions of the Administrative Agent (which written instructions the Administrative Agent shall provide to the Custodian in accordance with Section 8 hereof); provided that prior to the delivery of a written notice by the Administrative Agent to the Custodian notifying it of the occurrence of a Default or an Event of Default under the Credit Agreement, the Borrower (or the Manager on its behalf) may instruct the Custodian to make distributions or payments with respect to any Cash credited to the Administrative Expense Sub-account (but not, for the avoidance of doubt, any other account or subaccount of the Borrower). The Custodian shall settle all purchases, sales or other dispositions of Property for the Borrower, in each case based on the written instructions of the Administrative Agent (which written instructions the Administrative Agent shall provide to the Custodian in accordance with Section 8 hereof).

(i) If the Custodian receives written instructions pursuant to subsection (h) above by 2:00 p.m. (New York time), on any Business Day, the Custodian shall use its reasonable efforts to make such distributions or payments or settle such purchases and sales as specified in such written instructions on the same Business Day. Any instruction received after 2:00 p.m. (New York time), shall be considered received on the next Business Day.

(j) None of the Custodian or any director, officer, employee or agent of the Custodian shall be under any liability to the Borrower or the Manager for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Custodian against any liability to such Persons which would otherwise be imposed by reason of the Custodian’s criminal conduct, fraud, willful misconduct, bad faith or gross negligence in the performance of its obligations or duties hereunder. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind which, on its face, is properly executed and submitted by any Authorized Person respecting any matters arising hereunder. The Custodian shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. An “Authorized Person” shall mean individuals whose names and specimen signatures have been provided to the Custodian by the Administrative Agent in a written notice specifying that such individuals are authorized to deliver instructions to the Custodian and any limitations on such authority.

(k) The parties hereto agree that each item of Property (whether Investment Property, a Financial Asset, a Security, an Instrument or otherwise) credited to the Custodial Account shall be treated as a Financial Asset.

Section 3. Compensation and Expenses.

The Custodian shall be entitled to receive, and the Borrower shall pay, on a quarterly basis, as compensation for the services rendered hereunder the fee amounts as set forth in a separate fee letter in connection herewith from the Cash Collateral Account. In addition, the Borrower shall reimburse the Custodian for all reasonable out of pocket expenses incurred by it in the course of performing its obligations hereunder as set forth in such fee letter including, without limitation, account service charges/account maintenance fees and indemnity amounts (collectively, “Custodian Expenses”) in each case as Administrative Expenses on a first priority basis before other Administrative Expenses and prior to making any distributions or payments to the Equity Owner or payments to the Manager, in accordance with Sections 4.01(g)(ii) and 6.02(d) of the Credit Agreement. Upon prior written notice to the Borrower and the Manager (which may be by facsimile), the Custodian shall be entitled to withdraw Custodian Expenses owing to it from the amounts on deposit in the Administrative Expense Sub-account and to the extent that there are insufficient amounts therein, then the Custodian shall withdraw any remaining amounts owing to it from the Cash Collateral Account. Custodian Expenses shall include the reasonable compensation and expenses, disbursements and advances of the Custodian’s agents, counsel, accountants and experts. The payment obligations to the Custodian pursuant to this Section 3 shall survive the termination of this Agreement and any earlier resignation or removal of the Custodian.

Section 4. Limitation of Responsibility of the Custodian and the Administrative Agent; Indemnifications.

(a) Neither the Custodian nor the Administrative Agent shall have responsibility under this Agreement other than to render the Services expressly called for hereunder in good faith and without committing fraud or engaging in criminal conduct, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

(b) Neither the Custodian nor the Administrative Agent shall incur liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by an Authorized Person.

(c) The Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it in good faith; provided, however, such appointment shall not release the Custodian from its responsibility to perform its obligations hereunder.

(d) Neither the Custodian, the Administrative Agent nor any of their affiliates, directors, officers, shareholders, agents or employees will be liable to the Manager, the Borrower or to any other Person (including as to the Custodian, the Administrative Agent), except by reason of acts or omissions by the Custodian or the Administrative Agent, as applicable, constituting criminal conduct, fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its respective duties hereunder.

(e) Neither the Custodian nor the Administrative Agent shall be liable for the actions or omissions of the Borrower, the Manager or of any other Person (including as to the Custodian, the Administrative Agent), and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Manager or from another Person (including as to the Custodian, the Administrative Agent). Neither the Custodian nor the Administrative Agent shall be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Borrower, the Manager or of another Person (including as to the Custodian, the Administrative Agent) in furnishing necessary, timely and accurate information to the Borrower or the Manager except to the extent that any failure or delay is caused by its own criminal conduct, fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its respective duties hereunder.

(f) The Custodian may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or electronically transmitted instructions, documents or information) furnished to it hereunder by an Authorized Person or otherwise by the Administrative Agent and reasonably believed by it in good faith to be genuine. Neither the Custodian nor the Administrative Agent shall be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(g) Neither the Custodian nor the Administrative Agent shall be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that if the form thereof is prescribed by this Agreement, the Custodian or the Administrative Agent, as applicable, shall examine the same to determine whether it conforms on its face to the requirements hereof.

(h) The Custodian shall not be deemed to have knowledge or notice of any matter unless a Responsible Officer has actual knowledge of such matter or received written notice in accordance with this Agreement. “Responsible Officer” shall mean any officer within the corporate trust office of the Custodian (or any successor group thereof) located at the address set forth in Section 13 hereof, including any director, vice president, assistant vice president, associate or officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any matter is referred because of his knowledge of and familiarity with the particular subject.

(i) Anything in this Agreement to the contrary notwithstanding, in no event shall the Custodian or the Administrative Agent be liable for indirect, punitive, special or consequential damages of any kind whatsoever (including, but not limited to, lost profits) under or pursuant to this Agreement, or arising out of or relating to the subject matter hereof, even if the Custodian or the Administrative Agent, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) Neither the Custodian nor the Administrative Agent shall be liable or responsible to any Person for delays or failures in performance of the Services resulting from or caused by events or circumstances beyond the reasonable control of the Custodian or the Administrative Agent, as applicable, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.

(k) The Custodian shall not be bound to follow any amendment, modification, supplement or waiver to any agreement related to the transactions contemplated herein until it has received written notice of such amendment, modification, supplement or waiver and a copy thereof from the Administrative Agent; provided, however, that the Custodian shall not be bound by any such amendment, modification, supplement or waiver that materially adversely affects the liabilities or other obligations of the Custodian or adversely affects or otherwise modifies the compensation of the Custodian unless the Custodian shall have consented thereto. The Borrower and the Manager each agrees that it shall provide prior written notice of any amendment, modification, supplement or waiver to such agreements, if any, that materially adversely affects the obligations of the Custodian or adversely affects or otherwise modifies the compensation of the Custodian.

(l) The Borrower shall, and hereby agrees to, indemnify, defend and hold harmless the Custodian and its affiliates, directors, officers, shareholders, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Custodian or its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of the Custodian’s duties or obligations under this Agreement; provided that such acts or omissions are in good faith and without criminal conduct, fraud, willful misconduct or gross negligence on the part of the Custodian and without reckless disregard of the Custodian’s duties hereunder.

(m) Except to the extent expressly set forth herein (including in Schedule A), nothing herein shall (i) obligate the Custodian to determine independently whether any Property complies with certain criteria including, without limitation, whether a Fund Investment is an Eligible Investment, any such determination being based exclusively upon notification it receives from the Borrower, the Manager or the Administrative Agent or (ii) impose or imply any duty or obligation on the part of the Custodian to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any Obligor of a Fund Investment is in default or in compliance with the underlying instruments governing or securing such Fund Investment, the role of the Custodian hereunder being solely to perform only those functions as particularly described herein (including in Schedule A, as supplemented from time to time pursuant to a written agreement between the Custodian and the Administrative Agent).

(n) None of the provisions of this Agreement shall require the Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of the Services, or in the exercise of any of its rights or powers if the Custodian shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(o) The Custodian may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in accordance with such advice so long as such counsel or accountant, as applicable, was selected with due care.

(p) This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Custodian.

Section 5. Independence of the Custodian.

For all purposes of this Agreement, the Custodian shall be an independent contractor and shall not be subject to the supervision of the Borrower or the Manager with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Borrower or the Manager, the Custodian shall have no authority to act for or represent any of them in any way and shall not otherwise be deemed an agent of either of them.

Section 6. No Joint Venture.

Nothing contained in this Agreement (i) shall constitute the Custodian, the Administrative Agent, the Manager or the Borrower, respectively, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 7. Other Activities of Custodian.

Nothing herein shall prevent the Custodian or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a custodian for any other Person or entity even though such Person or entity may engage in business activities similar to or competitive with those of the Borrower.

Section 8. Agreement of Administrative Agent to Seek Borrower’s Instructions and Consents.

Prior to, and if compliance with any instruction referred to below will not result in, the occurrence of a Default or an Event of Default under the Credit Agreement (including, without limitation, the failure to satisfy the conditions set forth in Section 6.02(d) of the Credit Agreement) and consistent with Section 4.01(g) thereof, the Administrative Agent hereby agrees with the Borrower that it shall (A) (i) use its commercially reasonable efforts to obtain from the Borrower or the Manager, and deliver to the Custodian, instructions in connection with (a) making and liquidating investments pursuant to Section 1(b) and Section 9 hereof and (b) deciding between alternative courses of action pursuant to Section 1(f) hereof and (ii) promptly following its receipt of instructions from the Borrower or the Manager to make distributions or payments from the Accounts or any other dispositions of Property, direct the Custodian to make such payments, distributions and dispositions in accordance with Section 2(h) hereof and (B) not take any actions to establish and maintain one or more additional accounts(s) or sub-accounts(s) pursuant to Section 1(b) hereof, appoint one or more sub-custodian(s) pursuant to Section 1(b) hereof or impose or imply any duty on the Custodian pursuant to Section 4(m) hereof, without the consent of the Borrower.

Section 9. Investment of Cash in the Accounts

(a) Cash held in any Account may, at the Borrower’s written request and direction, be invested by the Custodian in Permitted Investments; provided, however, that upon the occurrence of a Default, an Event of Default or a Manager Removal Event under the Credit Agreement, Cash shall be invested by the Custodian at the Administrative Agent’s written request and direction. Such investments will mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments from such monies as provided in the Credit Documents. For purposes of this Section 9, “Permitted Investments” means: (i) Cash Equivalents and (ii) any other investment specified by the Borrower and consented to in writing by the Administrative Agent.

(b) In the event that at any time amounts are funded into an Account after 3:00 p.m. (New York time) on any Business Day, the Custodian shall have no obligation to invest or reinvest such amounts on the date on which such amounts are funded. A direction from the Administrative Agent with respect to the investment of amounts received into an Account after 3:00 p.m. (New York time) shall be deemed to apply for the following Business Day.

(c) If any Cash is required for the making of any transfer, disbursement or withdrawal in accordance with the Credit Documents, the Administrative Agent shall cause Permitted Investments to be sold or otherwise liquidated into Cash (without regard as to maturity) as and to the extent necessary in order to make such transfers, disbursements or withdrawals.

(d) Neither the Custodian nor the Administrative Agent shall be liable to the Borrower as a result of any loss or penalties relating to investment of Cash in the Accounts (including any loss or penalties relating to redemption of Permitted Investments prior to the maturity thereof).

(e) For purposes of determining responsibility for any income tax payable on account of any income or gain on any Permitted Investments hereunder, such income or gain shall be for the account of the Borrower.

(f) The Custodian and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Custodian’s economic self-interest for (i) serving as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be an amount that is reimbursable or payable pursuant to this Agreement. The Custodian shall not be liable for the selection of investments or for investment losses incurred thereon and shall have no obligation to invest or cause to be invested any funds held in any Accounts under this Agreement in the absence of timely written direction. Further, the Administrative Agent shall not be liable for the selection of investments or for investment losses incurred thereon and shall have no obligation to direct the Custodian to invest any funds held in any Accounts in the absence of a binding written instruction from the Borrower or the Manager in accordance with Section 8 hereof.

Section 10. Term of Agreement.

This Agreement shall continue in force until the Administrative Agent has notified the Custodian in writing that the Release Conditions have been satisfied.

Section 11. Resignation and Removal of Custodian.

(a) Subject to subsection (d) below, the Custodian may resign its duties hereunder by providing the Administrative Agent, the Borrower and the Manager with at least 60 days’ prior written notice, unless it has received notice of any amendment, modification, supplement or waiver to any related agreement that materially adversely affects the obligations of the Custodian or adversely affects or otherwise modifies the compensation of the Custodian as set forth in Section 3 hereof, in which case the Custodian may resign its duties hereunder upon 10 days’ prior written notice to such parties.

(b) Subject to subsection (d) below, the Borrower or the Manager may, with the written consent of the Administrative Agent, remove the Custodian without cause by providing the Custodian and the Administrative Agent with at least 60 days’ prior written notice.

(c) Subject to subsection (d) below, the Borrower or the Manager may, with the written consent of the Administrative Agent remove the Custodian immediately upon written notice of termination to the Custodian and the Administrative Agent if any of the following events shall occur:

(i) the Custodian shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within 10 days such assurance of cure as shall be reasonably satisfactory to the Borrower or the Manager);

(ii) the Custodian is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(iii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 30 days, in respect of the Custodian in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Custodian or any substantial part of its property or order the winding up or liquidation of its affairs; or

(iv) the Custodian shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Custodian or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Custodian agrees that if any of the events specified in subsections (ii), (iii) or (iv) of this Section 11(c) shall occur, it shall give written notice thereof to the Administrative Agent, the Borrower and the Manager within two Business Days after the occurrence of such event.

(d) Except for a removal pursuant to subsection (c) above, no resignation or removal of the Custodian pursuant to this Section 11 shall be effective until (i) a successor Custodian shall have been appointed by the Borrower or the Manager and approved by the Administrative Agent and (ii) such successor Custodian shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Custodian is bound hereunder (with such modifications as are agreed upon by the successor Custodian, the Administrative Agent, the Borrower and the Manager). If a successor Custodian does not take office within 60 days after the retiring Custodian resigns or is removed, the retiring Custodian, the Administrative Agent, the Borrower or the Manager may petition a court of competent jurisdiction for the appointment of a successor Custodian.

(e) Any successor to the Custodian shall be bound automatically by the terms and provisions of this Agreement upon becoming the successor thereof.

Section 12. Action upon Termination, Resignation or Removal of the Custodian.

Promptly upon the effective date of the resignation or removal of the Custodian pursuant to Section 11 hereof, respectively, the Custodian shall be entitled to be paid all expenses accruing to it to the date of such termination, resignation or removal. The Custodian shall forthwith deliver to, or as directed by, the Administrative Agent upon such resignation or removal of the Custodian pursuant to Section 11, all Property and related documents then in the custody of the Custodian, and the Custodian shall cooperate with the Administrative Agent, the Borrower, the Manager and any successor Custodian, and take all reasonable steps requested by the Administrative Agent to assist in making an orderly transfer of the duties of the successor Custodian.

Section 13. Notices.

Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)   if to the Borrower, to

   CCT Funding LLC

   c/o Corporate Capital Trust

   450 S. Orange Avenue

   Orlando, FL 32801

   Attention: General Counsel

   Attention: Chief Financial Officer

   Email Address: paul.saint-pierre@cnl.com

   Facsimile: (407) 540-7653

(b)   if to the Custodian, to both of

   Deutsche Bank Trust Company Americas

   CDO Business Unit – CCT Funding LLC

   1761 East St. Andrew Place

   Santa Ana, CA 92705-4934

   Attention: Vincent Pham

   Email Address: vincent.pham@db.com

   Facsimile: (714) 656-2600

   Attention: Patrick Wolfe

   Email Address: patrick.wolfe@db.com

   Facsimile: (714) 247-6311

(c)   if to the Manager, to

   Corporate Capital Trust, Inc.

   450 S. Orange Avenue

   Orlando, FL 32801

   Attention: General Counsel

   Attention: Chief Financial Officer

   Email Address: paul.saint-pierre@cnl.com

   Facsimile: (407) 540-7653

(d)   if to KKR, to

   KKR Asset Management LLC

   555 California Street, 50th Floor

   San Francisco, CA 94104

   Attention: Roshan Chagan

   Email Address: roshan.chagan@kkr.com

   Facsimile: (415) 391-3330

(e)   if to the Administrative Agent, to

   Deutsche Bank AG, New York Branch

   60 Wall Street

   New York, NY 10005

   Attention: Nick Bozzuto

Email Address: nicholas.bozzuto@db.com

Facsimile: (646) 736-5571

or to such other address as any party shall have provided to the other parties in writing. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given if such notice is mailed by first class mail, postage prepaid, hand delivered, sent by overnight courier service guaranteeing next day delivery or by electronic mail in legible form to the address of such party as provided above.

Section 14. Representations and Warranties.

(a) The Borrower hereby represents and warrants to the Administrative Agent, on behalf of itself and the Lenders, and the Custodian as follows:

(i) The Borrower has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation/formation and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performances of all obligations imposed upon it hereunder. No consent of any other Person including, without limitation, shareholders and creditors of the Borrower, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Borrower in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Borrower and all other parties hereunder, will constitute, the legally valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Borrower and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Borrower, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Borrower, or the governing instruments of, or any securities issued by, the Borrower or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrower is a party or by which the Borrower or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Borrower and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b) The Custodian hereby represents and warrants to the Borrower and the Administrative Agent, on behalf of itself and the Lenders, as follows:

(i) The Custodian is a New York banking corporation duly organized and validly existing under the laws of the state of New York and has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of the Custodian, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Custodian in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Custodian and all other parties hereunder, will constitute, the legally valid and binding obligations of the Custodian enforceable against the Custodian in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Custodian and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Custodian, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Custodian, or the articles of association or by-laws of the Custodian or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Custodian is a party or by which the Custodian may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Custodian or its ability to perform its obligations under this Agreement.

Section 15. Amendments.

This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Administrative Agent, the Borrower, the Manager and the Custodian in writing.

Section 16. Successor and Assigns.

This Agreement may not be assigned by the Custodian unless such assignment is previously consented to in writing by the Administrative Agent, the Borrower and the Manager. An assignment with such consent and confirmation, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Custodian hereunder.

Section 17. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(i) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREUNDER IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURT LACKS JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER IT. EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY HAND DELIVERY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 13. EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE CUSTODIAN TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR THE MANAGER IN ANY OTHER JURISDICTION.

(ii) EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii) EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18. Headings.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 19. Counterparts.

This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.

Section 20. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21. Not Applicable to Deutsche Bank Trust Fund Americas in Other Capacities.

Nothing in this Agreement shall affect any right, benefit or obligation Deutsche Bank Trust Company Americas may have in any other capacity.

Section 22. Benefit of Agreement.

It is expressly agreed that in performing its duties under this Agreement, the Custodian will act for the benefit of the Administrative Agent and the Borrower, and that such obligations on the part of the Custodian shall be enforceable at the instance of the Borrower or the Administrative Agent.

Section 23. Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Custodian to comply with Applicable Law.

[Signatures begin on the next page]

IN WITNESS WHEREOF, the parties have caused this Custodial Agreement to be duly executed and delivered as of the day and year first above written.

CCT FUNDING LLC, as Borrower

By:	Corporate Capital Trust, Inc., as its Designated Manager

By:	/s/ Andrew Hyltin
Name: Andrew A. Hyltin
Title: President and Chief Executive Officer

[Signature page to Custodial Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, solely as Custodian

By:	/s/ Stephen Hessler
Name: Stephen T. Hessler
Title: Director

By:	/s/ Rick Kohlmeyer
Name: Rick Kohlmeyer
Title: Assistant Vice President

[Signature page to Custodial Agreement]

CORPORATE CAPITAL TRUST, INC., as Manager

By:	/s/ Andrew Hyltin
Name: Andrew A. Hyltin
Title: President and Chief Executive Officer

[Signature page to Custodial Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Christopher Caruso
Name:
Title:

By:	/s/ David Dirvin
Name:
Title:

[Signature page to Custodial Agreement]

SCHEDULE A

[    ]*

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

A-1